Exhibit 23.5

March 16, 2023

Hammerhead Energy Inc.

Eighth Avenue Place

East Tower, Suite 2700

525 8th Avenue SW

Calgary, Alberta T2P 1G1

Canada

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use and reference to our name under the caption “Experts” in the Registration Statement on Form F-1 of Hammerhead Energy Inc., filed with the United States Securities and Exchange Commission on March 16, 2023, and any amendments thereto (the “Registration Statement”), and to the filing of our reports auditing Hammerhead Resources Inc.’s oil and gas reserves data as of December 31, 2021, December 31, 2020 and December 31, 2019 (the “Reports”) as exhibits to the Registration Statement and the use of information derived from the Reports in the Registration Statement.

Yours truly,

McDaniel & Associates Consultants Ltd.

/s/ Michael J. Verney
Michael J. Verney, P.Eng.
Executive Vice President

Calgary, Alberta
March 16, 2023

2000, Eighth Avenue Place, East Tower, 525 – 8 Avenue SW, Calgary, AB, T2P 1G1    Tel: (403) 262-5506    www.mcdan.com